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                                                                 EXHIBIT 10.8




Dear Elisabeth,

    I am pleased to accept your offer of employment at White Pine Software. I will start work on Monday, May 6, 1996.

                                  Sincerely,

                                  /s/ Richard Kennerly
                                  ---------------------
                                      Richard Kennerly

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Dear Rich:

White Pine Software is pleased to offer you the position of Senior Software Engineer. We feel you are an excellent fit for the needs of our company. We also feel we will be able to provide you with opportunities to achieve some of your personal and professional goals.

The salary is $2,979.17 per pay period. Payroll is distributed semi-monthly, the fifteenth and thirty-first of each month. You will be required to complete a 90-day probationary period, after which you receive annul reviews, based on your date of hire.

You will be able to select the configuration for a computer to enable you to work from home (value of computer not to exceed $3,500). If and when you leave White Pine, for any reason, you will be obligated to return the computer to White Pine.

This offer also includes $5,000 for relocation expenses. You do not need to provide any receipts related to your relocation. However, if you voluntarily leave the company within your first six-months of employment, you will be required to repay the $5,000 to White Pine.

In addition, you will be eligible for 5,000 post-split incentive stock options. The recommendation of incentive stock options is subject to approval by the Board of Directors on May 6, 1996. You must start on or before May 6 in order for the Board to approve the options and to waive the normal waiting period for ISO's.

Upon completion of any eligibility requirements, you will also be entitled to participate in all group benefits offered to the employees of White Pine. If you have any additional questions regarding salary or benefits please feel free to contact me at 603-886-9050.

We look forward to having you as part of White Pine Software.

Sincerely,


Elisabeth Eatman
Human Resources Manager













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[WHITE PINE SOFTWARE LETTERHEAD APPEARS HERE]




May 7, 1996

Rich Kennerly
34 Kessler Farm Drive #574
Nashua, NH 03063


Dear Rich:

This letter serves as clarification of your offer letter. The offer referred to 5,000 eligible post-split incentive stock options, which you are being granted as approved by the Board of Directors.

The fair market value strike price will be five dollars per share. As stated in your offer letter the waiting period is waived and the options will vest equally over thirty-six months.

If you have further questions, please feel free to contact me.


Sincerely,

/s/ Elisabeth Eatman
-----------------------------------
Elisabeth Eatman
Human Resources Manager